Exhibit 10.24

PERCENTAGE PAYMENT AGREEMENT

This Percentage Payment Agreement (this “Agreement”), dated as of January 22, 2021 (the “Effective Date”), is by and between Apollo Management Group, Inc., a Florida corporation with offices located at 7050 Aloma Avenue, Winter Park, Florida 32792 (“Apollo”), and Endexx Corporation, a Nevada corporation with offices located at 38246 North Hazelwood Circle, Cave Creek, Arizona 85331 (“Endexx”; collectively, with Apollo, the “Parties,” or each, individually, a “Party”).

WHEREAS, Apollo acted as the “structuring agent” in connection with the transactions contemplated by that certain Convertible Note Purchase Agreement (the transactions contemplated thereby in such agreement and in the related agreements, collectively, the “Transactions”; and the documents reflecting the Transactions, collectively, the “Transaction Documents”) by and between Apollo Management SPV LLC, a Florida limited liability company (the “SPV”), and Endexx of even date herewith;

WHEREAS, CBD Unlimited, Inc., a Nevada corporation (“CBDU”), is a Member (“Member”) of Khode LLC, a Delaware limited liability company organized on October 1, 2020 (the “Limited Liability Company”), and is the record and beneficial owner of up to 70% of the total Interests therein (its “Interests”); and

WHEREAS, the SPV desires that Apollo directly receive certain economic benefits from the Transactions and its status as the structuring agent in respect thereof, and Endexx is willing to provide such economic benefits, directly and through CBDU, all as set forth with more peculiarity herein.

NOW, THEREFORE, in consideration of these presents and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1. Definitions. For purposes of this Agreement, the following terms have the following meanings:

“Action” has the meaning set forth in Section 6.1.

“Affiliate” of a Person means any other Person that, at any time during the Term, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” for purposes of this Agreement means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and “controlled by” and “under common control with” have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Apollo” has the meaning set forth in the preamble.

“Auditor” has the meaning set forth in Section 3.2(a).

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York are authorized or required by Law to be closed for business.

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“CBDU” has the meaning set forth in the preamble.

“Change of Control” means with respect to a Person: (i) an acquisition, reorganization, merger, or consolidation of such Person by or with any other Person in which the holders of the voting securities of such Person outstanding immediately before such transaction cease to beneficially own at least fifty percent (50%) of the combined voting power of the surviving entity, directly or indirectly, immediately after such transaction; (ii) a transaction or series of related transactions in which any other Person, together with its Affiliates (if applicable), becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Person; or (iii) the sale or other transfer to any other Person of all or substantially all of such Person’s assets.

“Confidential Information” means all non-public, confidential, or proprietary information of a Party or its Affiliates, whether in oral, written, electronic, or other form or media, whether or not such information is marked, designated, or otherwise identified as “confidential” any information that, due to the nature of its subject matter or circumstances surrounding its disclosure, would reasonably be understood to be confidential or proprietary.

Confidential Information does not include information that the Receiving Party can demonstrate by documentation: (i) was already known to such Party or its Affiliates without restriction on use or disclosure prior to the receipt of such information directly or indirectly from or on behalf of the Disclosing Party; (ii) was or is independently developed by the Receiving Party or its Affiliates without reference to or use of any Confidential Information; (iii) was or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, the Receiving Party or its Affiliates; or (iv) was received by the Receiving Party or its Affiliates from a third party who was not, at the time, under any obligation to the Disclosing Party or any other Person to maintain the confidentiality of such information.

“Disclosing Party” has the meaning set forth in Section 4.1.

“Distributions” has the meaning ascribed to such term in Section 3.16 of the Operating Agreement.

“Effective Date” has the meaning set forth in the preamble.

“Endexx” has the meaning set forth in the preamble.

“Governmental Authority” means any federal, state, national, supranational, local, or other government, whether domestic or foreign, including any subdivision, department, agency, instrumentality, authority (including any regulatory authority), commission, board, or bureau thereof, or any court, tribunal, or arbitrator.

“Interests” has the meaning set forth in the preamble.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any federal, state, local, or foreign government or political subdivision thereof, or any arbitrator, court, or tribunal of competent jurisdiction.

“Limited Liability Company” has the meaning set forth in the preamble.

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“Member” has the meaning ascribed to such term in Section 2.47 of the Operating Agreement.

“Operating Agreement” means the LLC Operating Agreement of the Limited Liability Company, dated October 1, 2020.

“Party” has the meaning set forth in the preamble.

“Payment Statement” has the meaning set forth in Section 2.3(b).

“Person(s)” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

“Receiving Party” has the meaning set forth in Section 4.1.

“Representatives” means a Party’s and its Affiliates’ employees, officers, directors, consultants, and legal advisors.

“Percentage Payment” has the meaning set forth in Section 2.1.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other business entity that is controlled by such Person, and “control” has the meaning given to it in the definition of “Affiliate.”

“Term” has the meaning set forth in Section 7.1.

2. Percentage Payments. Endexx and CBDU are jointly and severally obligated in respect to the obligations set forth in this Section 2, such that any obligation that specifically references “Endexx” shall also be deemed to reference “CBDU” as a co-obligor and any obligation that specifically references “CBDU” shall also be deemed to reference “Endexx” as a co-obligor.

2.1 Percentage Payment. During the Term, Endexx shall pay to Apollo an amount equivalent to two and one-tenth percent (2.1%)1 of all cash received by the Limited Liability Company from its net sales of Branded Products (as that term is defined in the Operating Agreement) or otherwise (the “Percentage Payment”).

2.2 Taxes. Percentage Payments and other sums payable under this Agreement are exclusive of taxes. Endexx will be responsible for all sales, use, excise, and value added taxes, and any other similar taxes, duties, and charges of any kind imposed by any federal, state, or local Governmental Authority on any amounts payable by Endexx hereunder, other than any taxes imposed on, or with respect to, Apollo’s income, revenues, gross receipts, personnel, or real or personal property, or other assets, and shall pay all such Percentage Payments and other sums payable hereunder free and clear of all deductions and withholdings whatsoever, unless the deduction or withholding is required by law. If any deduction or withholding is required by law, Endexx shall pay to Apollo such sum as will, after the deduction or withholding has been made, leave Apollo with the same amount as it would have been entitled to receive without any such requirement to make a deduction or withholding.

1 Such number is derived from three percent (3%) of CBDU’s ownership of seventy percent (70%) of the Interests (as that term is defined in the Operating Agreement) of the Limited Liability Company.

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2.3 Payment Terms and Percentage Payment Statements.

(a) Endexx shall pay all Percentage Payments and any other sums payable under this Agreement within three (3) Business Days of CBDU’s receipt of the relevant Distribution. Endexx shall make all payments in US dollars by wire transfer of immediately available funds to a bank account to be designated in writing by Apollo unless the relevant Distribution was not made in cash, in which event such Percentage Payment shall be of the same specie as the relevant Distribution.

(b) Concurrently with Endexx’s payment to Apollo of each Percentage Payment pursuant to Section 2.1, Endexx shall also provide to Apollo a statement (each, a “Payment Statement”) showing the relevant Distribution in respect of such Percentage Payment:

(c) If any Percentage Payment is not received by Apollo within five (5) Business Days after becoming due, Endexx shall pay to Apollo (i) interest on the overdue Percentage Payment from the date such Percentage Payment was due to the date of actual payment at lower of the default interest rate set forth in that certain 12% Senior Secured Convertible Promissory Note of even date herewith (one of the Transaction Documents) or the maximum amount permitted under applicable Law and (ii) in cash, as liquidated damages and not as a penalty, (x) $100.00 per Business Day for each Business Day thereafter if the amount of such unpaid Percentage Payment is less than $5,000.00, (y) $500.00 per Business Day for each Business Day thereafter if the amount of such unpaid Percentage Payment is between $5,000.00 and $9,999.99, and (z) $1,000.00 per Business Day for each Business Day thereafter if the amount of such unpaid Percentage Payment is $10,000.00 or greater.

3. Records and Audit. Endexx and CBDU are jointly and severally obligated in respect to the obligations set forth in this Section 3, such that any obligation that specifically references “Endexx” shall also be deemed to reference “CBDU” as a co-obligor and any obligation that specifically references “CBDU” shall also be deemed to reference “Endexx” as a co-obligor.

3.1 Records. Endexx shall keep complete and accurate records of the Distributions and all other matters generally and specifically related thereto in respect of the Limited Liability Company and CBDU’s Interests as a Member thereof. Endexx shall maintain such records for the longer of (a) the period of time required by applicable Law or (b) four (4) years following expiration or termination of this Agreement.

3.2 Audit.

(a) Apollo, at its own expense, may at any time within eighteen (18) months after receiving any Payment Statement from Endexx, nominate an independent certified public accountant (“Auditor”) whom Endexx shall permit to have access to Endexx’s records during Endexx’s normal business hours for the purpose of verifying all Percentage Payments made under this Agreement.

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(b) Apollo shall provide to Endexx a copy of the Auditor’s report within twenty (20) Business Days of Apollo’s receipt of the report. If the report shows that the Percentage Payments made by Endexx are deficient, Endexx shall pay to Apollo the deficient amount plus interest on the deficient amount, as calculated pursuant to Section 2.3(c), within twenty (20) Business Days after Endexx’s receipt of the report. If payments made by Endexx are found to be deficient by more than ten percent (10%), Endexx shall pay to Apollo the expenses that it incurred in connection with the Auditor and its report.

4. Confidentiality. Endexx and CBDU are jointly and severally obligated in respect to the obligations set forth in this Section 4, such that any obligation that specifically references “Endexx” shall also be deemed to reference “CBDU” as a co-obligor and any obligation that specifically references “CBDU” shall also be deemed to reference “Endexx” as a co-obligor.

4.1 Confidentiality Obligations. Each Party (each, a “Receiving Party”) acknowledges that in connection with this Agreement it may gain access to Confidential Information of the other Party (each, a “Disclosing Party”). As a condition to being provided with Confidential Information, the Receiving Party shall, during the Term and for four (4) years thereafter:

(a) not use the Disclosing Party’s Confidential Information other than as strictly necessary to exercise its rights and perform its obligations under this Agreement; and

(b) maintain the Disclosing Party’s Confidential Information in strict confidence and, subject to Section 4.2, not disclose the Disclosing Party’s Confidential Information without the Disclosing Party’s prior written consent, provided, however, the Receiving Party may disclose the Confidential Information to its Representatives who:

(i) have a need to know the Confidential Information for purposes of the Receiving Party’s performance, or exercise of its rights concerning the Confidential Information, under this Agreement;

(ii) have been apprised of this restriction; and

(iii) are themselves bound by written nondisclosure agreements at least as restrictive as those set forth in this Section 4.1; provided, further, that the Receiving Party will be responsible for ensuring its Representatives’ compliance with, and will be liable for any breach by its Representatives of, this Section 4.1.

The Receiving Party shall use reasonable care, at least as protective as the efforts it uses for its own confidential information, to safeguard the Disclosing Party’s Confidential Information from use or disclosure other than as permitted hereby.

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4.2 Exceptions. If the Receiving Party becomes legally compelled to disclose any Confidential Information, the Receiving Party shall:

(a) provide prompt written notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other appropriate remedy or waive its rights under Section 4; and

(b) disclose only the portion of Confidential Information that it is legally required to furnish.

If a protective order or other remedy is not obtained, or the Disclosing Party waives compliance under Section 4, the Receiving Party shall, at the Disclosing Party’s expense, use reasonable efforts to obtain assurance that confidential treatment will be afforded the Confidential Information.

5. Representations and Warranties.

5.1 Mutual Representations and Warranties. Each Party represents and warrants to the other party that, as of the Effective Date:

(a) it is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization, or chartering;

(b) it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

(c) the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the Party; and

(d) when executed and delivered by such Party, this Agreement will constitute the legal, valid, and binding obligation of that Party, enforceable against that Party in accordance with its terms.

5.2 Endexx Representation and Warranties. Endexx, on behalf of itself and on behalf of CBDU, represents and warrants that it has not received any notice or threat of any claim, suit, action, or proceeding, and has no knowledge or reason to know of any information, that could invalidate or render unenforceable any of the transactions contemplated by this Agreement.

5.3 Apollo Representation and Warranties. Apollo represents and warrants that, to Apollo’s knowledge, it has not received any notice or threat of any claim, suit, action, or proceeding, and has no knowledge or reason to know of any information, that could invalidate or render unenforceable any of the transactions contemplated by this Agreement.

6. Indemnification.

6.1 Endexx Indemnification. Endexx shall indemnify, defend, and hold harmless Apollo and its Affiliates, and each of Apollo’s and its Affiliates’ respective officers, directors, employees, agents, successors, and assigns against all Losses arising out of or resulting from any third party claim, suit, action, or other proceeding related to or arising out of or resulting from Endexx’s breach of any representation, warranty, covenant, or obligation under this Agreement (each, an “Action”).

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6.2 Indemnification Procedure. Apollo shall promptly notify Endexx in writing of any Action and cooperate with Endexx at Endexx’s sole cost and expense. Subject to Section 6.1, Endexx shall immediately take control of the defense and investigation of the Action and shall employ counsel reasonably acceptable to Apollo to handle and defend the Action, at Endexx’s sole cost and expense. Endexx shall not settle any Action in a manner that adversely affects the rights of Apollo or its Affiliates without Apollo’s or its Affiliates’ prior written consent, which consent may not be unreasonably withheld, delayed, denied, or conditioned. Apollo’s or its Affiliates’ failure to perform any obligations under this Section 6.2 will not relieve Endexx of its obligation under Section 6 except to the extent Endexx can demonstrate that it has been materially prejudiced as a result of the failure. Apollo and its Affiliates may participate in and observe the proceedings at their own cost and expense with counsel of their own choosing.

7. Term and Termination. Endexx and CBDU are jointly and severally obligated in respect to the obligations set forth in this Section 7, such that any obligation that specifically references “Endexx” shall also be deemed to reference “CBDU” as a co-obligor and any obligation that specifically references “CBDU” shall also be deemed to reference “Endexx” as a co-obligor.

7.1 Term. This Agreement is effective as of the Effective Date and, unless terminated earlier in accordance with Section 7.2, will continue in full force and effect until the Limited Liability Company has been dissolved and CBDU has received its final distribution therefrom unless the transactions contemplated by the Operating Agreement have been continued by a successor entity to the Limited Liability Company, upon the occurrence of which event this Agreement will continue unabated (the “Term”).

7.2 Termination for Cause. Apollo may terminate this Agreement immediately by giving written notice to Endexx if:

(a) Endexx fails to pay any amount due under this Agreement on the due date for payment and remains in default not less than ten (10) Business Days after Apollo’s written notice to make such payment, including the payment of interest in accordance with Section 2.3(c);

(b) Endexx breaches this Agreement (other than through a failure to pay any amounts due under this Agreement) and, if such breach is curable, fails to cure such breach within ten (10) Business Days of Apollo’s written notice of such breach;

(c) Endexx (i) is dissolved or liquidated or takes any corporate action for such purpose; (ii) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due; (iii) files or has filed against it a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law; (iv) makes or seeks to make a general assignment for the benefit of creditors; or (v) applies for or has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business; or

(d) Endexx undergoes a Change of Control.

7.3 Survival. The rights and obligations of the Parties set forth in this Section 7.3 and Section 1 (Definitions), Section 2 (Percentage Payments), Section 4 (Confidentiality), Section 5 (Representations and Warranties), Section 6 (Indemnification), and Section 8 (Miscellaneous), and any right, obligation, or required performance of the Parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, will survive any such termination or expiration.

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8. Miscellaneous. Endexx and CBDU are jointly and severally obligated in respect to the obligations set forth in this Section 8, such that any obligation that specifically references “Endexx” shall also be deemed to reference “CBDU” as a co-obligor and any obligation that specifically references “CBDU” shall also be deemed to reference “Endexx” as a co-obligor.

8.1 Further Assurances. Each Party shall, and shall cause its respective Affiliates to, upon the reasonable request of the other Party, execute such documents promptly and take such further actions as may be necessary to give full effect to the terms of this Agreement.

8.2 Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement creates any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and neither Party has authority to contract for nor bind the other Party in any manner whatsoever.

8.3 No Public Statements. Neither Party may issue or release any announcement, statement, press release, or other publicity relating to this Agreement, without the prior written consent of the other Party, which may not be unreasonably withheld, delayed, denied, or conditioned.

8.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth below or by e-mail at the e-mail address set forth below at or prior to 12:00 noon (New York City time) on a Business Day; (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth below or by e-mail at the e-mail address set forth below on a day that is not a Business Day or later than 12:00 noon (New York City time) on any Business Day; (c) the second (2nd) Business Day following the date of transmittal, if sent by U.S. nationally recognized overnight courier service; (d) the fourth (4th) Business Day following the date of mailing, if sent by U.S. Mail, certified, Priority Mail®, or Priority Mail Express®, return receipt requested, postage prepaid; or (e) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below:

If to Apollo:	7050 Aloma Avenue Winter Park, Florida 32792 E-mail: yohan.naraine@gmail.com Facsimile: ______________ Attention: Yohan Naraine

If to Endexx or CBDU:	38246 North Hazelwood Circle Cave Creek, Arizona 85331 E-mail: endexx@endexx.com Facsimile: ________________ Attention: Todd Davis

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8.5 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes,” and “including” will be deemed to be followed by the words “without limitation;” (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

8.6 Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

8.7 Entire Agreement. This Agreement, together with any documents incorporated herein by reference or to which reference is made, if and as relevant, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any conflict between the terms and provisions of this Agreement or other document, the following order of precedence will govern: (a) first, this Agreement and (b) second, any other documents incorporated herein by reference or to which reference is made, if or as relevant.

8.8 Assignment. Endexx shall not assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement or the Operating Agreement, or as a Member of the Limited Liability Company, in each case whether voluntarily, involuntarily, by operation of law, or otherwise, without Apollo’s prior written consent, which consent Apollo may withhold, delay, deny, or condition for any reason or for no reason in its sole and absolute discretion. For purposes of the preceding sentence, and without limiting its generality, any merger, consolidation, or reorganization involving Endexx (regardless of whether Endexx is a surviving or disappearing entity) will be deemed to be a transfer of rights, obligations, or performance under this Agreement for which Apollo’s prior written consent is required. No delegation or other transfer will relieve Endexx of any of its obligations or performance under this Agreement. Any purported assignment, delegation, or transfer in violation of this Section 8.8 is void. Apollo may freely assign or otherwise transfer all or any of its rights, or delegate or otherwise transfer all or any of its obligations or performance, under this Agreement with notice to, but without the requirement of consent of, Endexx. This Agreement is binding upon and inures to the benefit of the Parties and their respective permitted successors and assigns.

8.9 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express, or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.

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8.10 Amendment; Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

8.11 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

8.12 Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement, and defense of the transactions contemplated by this Agreement (whether brought against a Party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees, or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Miami. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Miami, Miami-Dade County, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either Party shall commence an action, suit, or proceeding to enforce any provisions hereof, then the prevailing party in such action, suit, or proceeding shall be reimbursed by the other Party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such action or proceeding.

8.13 Waiver of Jury Trial. To the maximum extent permitted by law, each Party irrevocably and unconditionally waives any right it may have to a trial by jury for any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

8.14 Equitable Relief. Each Party acknowledges that a breach by the other Party of this Agreement may cause the non-breaching Party irreparable harm, for which an award of damages would not be adequate compensation and, in the event of such a breach or threatened breach, the non-breaching Party will be entitled to equitable relief, including in the form of a restraining order, orders for preliminary or permanent injunction, specific performance, and any other relief that may be available from any court, and the Parties hereby waive any requirement for the securing or posting of any bond or the showing of actual monetary damages in connection with such relief. These remedies are not exclusive but are in addition to all other remedies available under this Agreement at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

8.15 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ENDEXX CORPORATION

By:
Todd Davis, Chief Executive Officer

APOLLO MANAGEMENT GROUP, INC.

By:
Yohan Naraine, Chief Executive Officer

THE UNDERSIGNED ENTITY, BY ITS SIGNATURE BELOW, ACKNOWLEDGES THAT IT IS JOINTLY AND SEVERALLY OBLIGATED WITH ENDEXX CORPORATION UNDER THE TERMS OF THIS AGREEMENT.

CBD UNLIMITED, INC.

By:
Todd Davis, Chief Executive Officer

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